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                                                                   Exhibit 10.12

                 COOPERATIVE PLAN OF DEVELOPMENT AND OPERATION
                FOR THE ANTELOPE CREEK ENHANCED RECOVERY PROJECT
                             DUCHESNE COUNTY, UTAH

          THIS AGREEMENT, entered into as of the 17 day of February, 1994, by and between the parties subscribing, ratifying or consenting hereto, and herein referred to as the "parties",

                              W I T N E S S E T H:

          WHEREAS, the parties are the owners of working, royalty or other oil and gas interests in the Project Area subject to this Agreement;

          WHEREAS, the term "Working Interest" as used herein shall mean the interest held in Project Substances or in land containing Project Substances by virtue of a lease, operating agreement, fee title or otherwise, which is chargeable with and obligated to pay or bear all or a portion of the costs of drilling, developing, producing and operating the land under this Agreement. "Royalty Interest" as used herein shall mean a right to, or interest in, any portion of the Project Substances or proceeds thereof other than a Working Interest;

          WHEREAS, the Indian Mineral Development Act of 1982, 25 U.S.C.
(S)2101, et seq. authorizes, among other things, the lessors and lessees of lands owned by an Indian tribe, and their representatives to unite with each other, or jointly or separately with others, in collectively adopting and operating a cooperative plan of development or operation of any oil or gas pool, field or like area, or any part thereof for the purposes of more properly conserving the natural resources thereof whenever determined and certified by the Secretary of the Interior to be necessary or advisable in the best interest of the Indian tribe owning such lands; and

          WHEREAS, the Ute Indian Tribe, the Ute Distribution Corporation, and all of their lessees under the affected leases, the parties hereto, have negotiated and agreed to a plan to conserve natural resources, prevent waste and secure other benefits obtainable through

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development and operation of the area subject to this Agreement under the terms, conditions, and limitations herein set forth.

          WHEREAS, the Secretary of Interior or his authorized representative is charged with the power and responsibility to approve and oversee activities under this Agreement. This responsibility is carried out by representatives of the Secretary of Interior including the Bureau of Indian Affairs for the administration of this Agreement and the leases affected hereby, the Bureau of Land Management regarding well operations and reclamation of the affected lands, and the Minerals Management Service for royalty administration and valuation, all of which entities are hereinafter either collectively or individually, as appropriate, referred to as the "Secretary".

          NOW, THEREFORE, in consideration of the premises and the promises herein contained, the parties commit to this Agreement their respective interests in the below-defined Project Area, and agree severally among themselves as follows:

          1. ENABLING ACT AND REGULATIONS. This Agreement is entered into pursuant to the Indian Mineral Development Act of 1982, as amended. Activities conducted pursuant to this Agreement shall also be subject to all valid, pertinent regulations including, but not limited to, operating and cooperative plan regulations set forth in 43 C.F.R. 3160, et seq. lease administration
                                              -- ---
regulations at 25 C.F.R. 211, et seq., and royalty valuation regulations at 30
                              -- ---
C.F.R. 206, et seq., together with all valid, pertinent and reasonable
            -- ---
regulations issued hereafter. These regulations are accepted and made a part of this Agreement as to the Project Area.

          Further, prior to the Secretary taking any approval actions required by this Agreement or the applicable statutes and regulations, the Secretary shall consult with and acquire the concurrence in such approval by the Ute Indian Tribe and the Ute Distribution Corporation.

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          2.  PROJECT AREA.  The area specified on the plat attached hereto marked Exhibit "A" is hereby designated and recognized as constituting the Project Area containing 11576.35 acres, more or less.

          Exhibit "A" shows in addition to the boundary of the Project Area, the boundaries and identity of tracts and leases in said area to the extent known to the Project Operator. Exhibit "B" attached hereto is a schedule showing to the extent known to the Project Operator the acreage, percentage and kind of ownership of oil and gas interests in all land in the Project Area. (Tract means each parcel of land described as such and given a Tract Number in Exhibit "B".) However, nothing herein or in said schedule or map shall be construed as a representation by any party as to the ownership of any interest other than such interest or interests as are shown in said map or schedule as owned by such party. Exhibits "A" and "B" shall be revised by the Project Operator whenever changes in the Project Area render such revision necessary, or when requested by the Secretary. In such case not less than six (6) copies of the revised exhibits shall be filed with the Secretary.

          3. EXPANSION OF PROJECT AREA. Any enlargement of the Project Area shall require approval by the Secretary of the Interior or his authorized representative, hereinafter referred to as the "Secretary". The Project Area may, with the approval of the Secretary, be expanded to include therein any additional lands whenever such expansion is necessary or advisable to conform with the purposes of this Agreement. Such approval by the Secretary of any such expansion may be accomplished pursuant to an agreement fixing the royalty interest share in production for production from the Project Area and providing for the commitment of the interests of the owners thereof to this Agreement, and if applicable, to the Project Operating Agreement. The Project Operator acting on behalf of the Working Interest Owners collectively shall negotiate with such new owners after it has been duly authorized as provided in the Project

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Operating Agreement. Whenever the Project Area is enlarged so as to admit additional land qualified for participation, the royalty interest share of production shall be revised as set forth in Section 12, Participation and Allocation of Production. Any such expansion shall be effected in the following manner:

          (a) Project Operator, on its own motion, after preliminary concurrence by the Secretary, shall prepare a notice of proposed expansion describing the contemplated changes in the boundaries of the Project Area, the reasons therefore, and the proposed effective date thereof, preferably the first day of the month subsequent to the date of notice.

          (b) Said notice shall be delivered to the Secretary and copies thereof mailed to the last known address of each Working Interest Owner, lessee, and lessor whose interests are affected, advising that thirty (30) days will be allowed for submission to the Project Operator of any objections.

          (c) Upon expiration of the thirty (30) day period provided in the preceding item (b) hereof, Project Operator shall file with the Secretary evidence of mailing of the notice of expansion and a copy of any objections thereto which have been filed with the Project Operator, together with an application and appropriate joinder in sufficient number for approval of such expansion.

          (d) After due consideration of all pertinent information, the expansion shall, upon approval by the Secretary, become effective as of the date prescribed in the notice thereof.

     4. PROJECT LAND AND PROJECT SUBSTANCES. All lands committed to this Agreement as provided in Section 5, Tracts Qualified for Participation, as to the Project Formations defined immediately below, shall constitute land referred to herein as "Project Land"

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or land subject to this Agreement. All oil and gas in and produced from the
Project Formations are combined under the terms of this Agreement and are called "Project Substances."

     The Project Formations shall mean all formations lying under the lands committed to this Agreement.

     5. TRACTS QUALIFIED FOR PARTICIPATION. Inasmuch as the objective of this Agreement is to have lands in the Project Area operated and entitled to participation under the terms hereof, no joinder shall be considered a commitment to this Agreement unless the Tract involved is qualified under this section. On or after the effective date hereof, the Tracts within the Project Area which are entitled to participation in the production of Project Substances therefrom shall be those Tracts within the Project Area, more particularly described in Exhibit "B", that are qualified by the commitment to this Agreement of one hundred percent (100%) of both the Working Interest and Royalty Interest in the affected lease.

     6. PROJECT OPERATOR. Petroglyph Operating Company, Inc. is hereby designated as Project Operator, and by its signature hereto agrees and consents to accept the duties and obligations of Project Operator for the development and production of Project Substances as herein provided. Whenever reference is made herein to the Project Operator, such reference means the Project Operator acting in that capacity and not as an owner of interest in Project Substances, and the term "Working Interest Owner" when used herein shall include or refer to Project Operator as the owner of a Working Interest when such an interest is owned by it.

     7. RESIGNATION OR REMOVAL OF PROJECT OPERATOR. Project Operator shall have the right to resign at any time, but such resignation shall not become effective so as to release Project Operator from the duties and obligations of Project Operator and terminate the Project Operator's rights as such for a period of six (6) months after notice

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of intention to resign has been served by Project Operator on all Working
Interest Owners and the Secretary, and until all wells are placed in a satisfactory condition for suspension or abandonment, whichever is required by the Secretary in accordance with the applicable provisions of 43 C.F.R. and Onshore Order requirements, unless a new Project Operator shall have been selected and accepted and shall have taken over and assumed the duties and obligations of Project Operator prior to the expiration of said period.

     The resignation of Project Operator shall not release the Project Operator from any liability for default by it hereunder occurring prior to the effective date of its resignation.

     The Project Operator may, upon default or failure in the performance of its duties or obligations hereunder, be subject to removal by an affirmative vote of the Working Interest Owners of at least ninety percent (90%) of the voting interest remaining after excluding the voting interest of the Project Operator. Such removal shall be effective upon notice thereof to the Secretary. In all such instances of resignation or removal, until a successor Project Operator is selected and accepted as hereinafter provided, the Working Interest Owners shall be jointly responsible for performance of the duties of Project Operator, and shall, not later than thirty (30) days before such resignation or removal becomes effective, appoint a common agent to represent them in any action to be taken hereunder.

     The resignation or removal of Project Operator under this Agreement shall not terminate its right, title, or interest as the owner of a Working Interest or other interest in Project Substances, but upon the resignation or removal of Project Operator becoming effective, such Project Operator shall deliver possession of all wells, equipment, materials, and appurtenances used in conducting the project operations and owned by the Working Interest Owners to the new duly qualified successor Project Operator or other owners thereof if no such new Project Operator is elected, to be used for the purposes of conducting operations hereunder. Nothing

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herein shall be construed as authorizing removal of any material, equipment or appurtenances needed for the preservation of any wells.

     8. SUCCESSOR PROJECT OPERATOR. Whenever the Project Operator shall tender his or its resignation as Project Operator, or shall be removed as hereinabove provided, or a change of Project Operator is negotiated by the Working Interest Owners, a successor Project Operator shall be selected by the Working Interest Owners voting according to their share of the Working Interest in the Project Area by a majority vote; provided, that if a majority but less than 75 percent of the Working Interest Owners qualified to vote are owned by one party to this Agreement, a concurring vote of one more additional Working Interest Owners shall be required to select a new Operator. Such selection shall not become effective until:

          (a) a Project Operator so selected shall accept in writing the duties and responsibilities of Project Operator; and

          (b) The selection shall have been approved by the Secretary.

     9. ACCOUNTING PROVISIONS AND PROJECT OPERATING AGREEMENT. If the Project Operator is not the sole owner of the Working Interest, costs and expenses incurred by Project Operator in conducting project operations hereunder shall be paid and apportioned among and borne by all owners of the Working Interests, all in accordance with the agreement or agreements, whether one or more, separately or collectively, entered into by and between the Project Operator and all Working Interests Owners. Any agreement or agreements, whether one or more, entered into between the Working Interest Owners and the Project Operator as provided in this section are herein referred to as the "Project Operating Agreement."

     Such Project Operating Agreement shall also set forth such other rights and obligations as between Project Operator and the Working Interest Owners as may be agreed upon by Project

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Operator and the Working Interest Owners, however no such Project Operating
Agreement shall be deemed either to modify any of the terms and conditions of this Agreement or the leases committed hereto or to relieve the Project Operator of any right or obligation established under this Agreement, and in case of any inconsistency or conflict between this Agreement and the Project Operating Agreement, this Agreement shall prevail. Three (3) true copies of any Project Operating Agreement executed pursuant to this section shall be filed with the Secretary prior to approval of this Agreement, and thereafter promptly after any revision or amendment.

     10. RIGHTS AND OBLIGATIONS OF PROJECT OPERATOR. Except as otherwise specifically provided herein, the exclusive right, privilege and duty of exercising any and all rights of the parties, including surface rights, which are necessary or convenient for prospecting for, producing, storing, allocating, and distributing the Project Substances are hereby delegated to and shall be exercised by the Project Operator as herein provided. Acceptable evidence of title to said rights shall be deposited with said Project Operator and, together with this Agreement, shall constitute and define the rights, privileges, and obligations of Project Operator. Nothing herein, however, shall be construed to transfer title to any land or to any lease or operating agreement, it being understood that under this Agreement the Project Operator, in its capacity as Project Operator, shall exercise the rights of possession and use vested in the parties hereto only for the purposes herein specified.

     11. PLAN OF OPERATION. It is recognized and agreed by the parties hereto that the Project Area has been partially developed and is productive. It is contemplated that the Project Operator will drill numerous additional wells within the Project Area. These wells shall include exploratory wells, development wells, and injection wells, all of which are necessary in the opinion of the Project Operator for obtaining the greatest ultimate yield of Project Substances from the Project Area. It is recognized and understood by the parties that it may be necessary

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to recomplete existing wells in additional or other zones than those currently producing, convert existing wells from a producing status to injection wells, or deepen existing wells to include additional members of the Project Formations.

     Inasmuch as the primary purpose of this Agreement is to permit the institution and consummation of a secondary recovery or pressure maintenance program for the maximum economic production of Project Substances consistent with good engineering and conservation practices, Project Operator, concurrently with the filing of this Agreement, shall submit to the Secretary for approval a plan of operations for the Project Lands for operations to be conducted during the first year of this Project, and upon approval thereof by the Secretary, such plan shall constitute the future operating objectives of the Project Operator under this Agreement for the period specified therein. Thereafter, from time to time, but at least once each year during the term of this Agreement, and before the expiration of any existing plan, the Project Operator shall submit a plan for an additional specified period of operations. Said plan or plans shall be modified or supplemented when necessary to meet changed conditions, or to protect the interests of all parties to this Agreement. Reasonable diligence shall be exercised in complying with any approved plan of operation.

     Project Operator shall have the right to drill and maintain water supply wells on the Project Area and to inject into the Project Formations any substances for secondary recovery or pressure maintenance purposes in accordance with a plan of operation approved by the Secretary, including the right to drill and maintain injection wells on the Project Land and completed in the Project Formations for said purpose, and the parties hereto, to the extent of their rights and interests, hereby grant to the Project Operator the right to use as much of the surface of the land within the Project Area as may be reasonably necessary for the operation and the development of the Project Area hereunder. Project Operator shall have free use of water from the Project

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Land for operations hereunder except water from surface owner's and Royalty
Owner's fresh water wells, private lakes, ponds, streams or irrigation ditches.

     12. PARTICIPATION AND ALLOCATION OF PRODUCTION. Beginning at 7:00 a.m., on the effective date hereof, the Royalty Owners shall be entitled to receive an undivided 16.85095% of either (i) all Project Substances irrespective from which Tract such production actually occurred, or (ii) of the value of all oil, gas, and/or natural gasoline, and/or all other Project Substances produced and saved from the Project Area in accordance with the existing lease terms, 30 C.F.R. 206, et seq. and 25 C.F.R. 211, et seq., save and except oil and/or gas used by
     -- ---                     -- ---
the Project Operator for development and operation purposes on the Project Area, which oil or gas shall be royalty free. The Working Interest Owners shall be entitled to the balance of the Project Substances produced from the Project Area.

     After this Agreement has been in effect for four years, the royalty rate prescribed in this paragraph 12 shall increase to 18.5%. After this Agreement has been in effect for nine years, this royalty rate shall increase to 20%.

     If after the effective date of this Agreement, any Tract or Tracts are subsequently committed hereto because of an expansion of the Project Area under
Section 3, Expansion of Project Area, and Section 29, Subsequent Joinder, the Royalty Owners' undivided share of production or the value thereof of Project Substances shall be recalculated. This calculation shall be accomplished by multiplying the then prevailing royalty rate hereunder for the Project Area times a fraction composed of the number of acres within the before expansion Project Area as the numerator and the total number of acres within the expanded Project Area as the denominator and combining this product with that yielded by multiplying the royalty rate for the lease or leases to be added to the Project Area by a fraction composed of the number of acres within the expansion area as the numerator and the total number of acres within the Project

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Area, as expanded, as the denominator. Upon approval of any such expansion by the Secretary, this recomputed royalty interest share shall govern the allocation of production from the effective date thereof until a new schedule is so approved.

     On the effective date of this Agreement and thereafter, all Project Substances (except any part thereof used in conformity with good operating practices for drilling, operating, and other production or development purposes, for pressure maintenance or secondary recovery operations, or in accordance with a plan of operation approved by the Secretary, or unavoidably lost), shall be deemed to be produced from each and every Tract within the Project Area irrespective of the location of the wells from which the same is produced and regardless of depletion of any particular well or Tract. Thus, production of Project Substances from any well located upon the Project Lands shall maintain the leases within the Project Area, with the Royalty Owners to share in such production in the percentage set forth in this Section 12.

     13. ROYALTY SETTLEMENT. The Ute Indian Tribe and the Ute Distribution Corporation are entitled to the entire royalty share of production produced from the Project Area. In accordance with the applicable leases, these Royalty Owners are entitled to take in kind a share of the Project Substances now combined hereunder and produced from any Tract. Such right to take in kind as to the Royalty Owner's share of production set forth in paragraph 12 shall continue with regard to the production of Project Substances. If these Royalty Owners so elect to take in kind, the Project Operator shall make deliveries of such Royalty Share in kind in conformity with the applicable contracts, laws and regulations. Settlement for the royalty share not taken in kind shall be made by the Project Operator and the Working Interest Owners hereby designate the Project Operator to make all such payments and file all required production reports. The Working Interest Owners and Project Operator will execute any necessary division orders. These payments and all production reports shall be prepared and filed in accordance with

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the existing leases, laws and regulations on or before the last day of each month for oil produced during the preceding calendar month and on or before sixty days from the end of the month during which gas was produced; provided, however, that nothing herein contained shall operate to relieve the lessees of any Project Land from their respective lease obligations for the payment of any royalties due under their leases.

     14. RENTAL SETTLEMENT. Rental or minimum royalties due on leases committed hereto shall be paid by the Working Interest Owners responsible therefore under existing leases, laws and regulations, provided, that nothing herein contained shall operate to relieve the lessees of any Project Land from their respective lease obligations for the payment of any rental or minimum royalty in lieu thereof due under their leases. Rental and minimum royalty for lands of the Ute Indian Tribe subject to this Agreement shall be paid at the rate specified in the respective leases unless such rental or minimum royalty is waived, suspended or reduced by law or by approval of the Secretary. The parties hereto agree that the Project Operator may on behalf of the Working Interest Owners prepay all lease rentals by a single remittance at any time during a lease year prior to the due date for such rental payments; provided, however, that nothing herein contained shall operate to relieve the lessees of any Project Land from their respective lease obligations for the payment of any rentals due under their leases. The parties hereby agree that beginning with calendar year 1994, each of the leases within the Prospect Area is hereby amended to provide that any lease rental due thereunder for any year shall be due and payable on or before September 1 of each year.

     15. CONSERVATION. Operations hereunder and production of Project Substances shall be conducted to provide for the most economical and efficient recovery of said substances without waste, as defined by or pursuant to applicable Tribal, State or Federal law, order, rule, or regulation.

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     16.  DRAINAGE.  The Project Operator shall take appropriate and adequate measures to protect the Project Area from drainage by wells on land not subject to this Agreement.

     17. GAUGE OF MERCHANTABLE OIL. Project Operator shall make a proper and timely gauge of all leases and other tanks within the Project Area and associated with the operation of Project Land in order to ascertain the amount of merchantable oil above the pipeline connections in such tanks at 7:00 a.m. on the effective date hereof. All such oil shall be and remain the property of the parties entitled thereto the same as if the Project had not been formed and such parties shall promptly remove said oil from said tanks. Any such oil not so removed shall be sold by Project Operator for the account of parties entitled thereto, subject to the payment of all royalties, overriding royalties, production payments and all other payments under the terms and provisions of the applicable leases or other contracts.

     18. LEASES AND CONTRACTS CONFORMED AND EXTENDED. The terms, conditions and provisions of all leases, subleases and other contracts relating to exploration, drilling, development or operation for oil or gas on lands committed to this Agreement are hereby expressly modified and amended to the extent necessary to make the same conform to the provisions hereof, but otherwise to remain in full force and effect; and the parties consent that the Secretary shall and by his approval hereof does hereby establish, alter, change or revoke the drilling, producing, rental, minimum royalty and royalty requirements of Tribal leases committed hereto and the regulations in respect thereto to conform said requirements to the provisions of this Agreement, and, without limiting the generality of the foregoing/ all leases, subleases and contracts are particularly modified in accordance with the following:

          (a) The development and operation of lands subject to this Agreement under the terms hereof shall be deemed full performance of all obligations for development and operation with respect to each and every part of separately owned Tracts subject to this

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     Agreement, regardless of whether there is any development of or production from any particular Tract of the Project Land, notwithstanding anything to the contrary in any lease, operating agreement or other contract by and between the parties hereto, or their respective predecessors in interest, or any of them.

          (b) Drilling and producing operations performed hereunder upon any Tract of Project Land will be accepted and deemed to be performed upon and for the benefit of each and every Tract of Project Land, and no lease shall be deemed to expire by reason of failure to drill or produce wells situated on the land therein embraced.

          (c) Suspension of drilling and producing operations on all Project Land pursuant to direction or consent of the Secretary or his duly authorized representative shall be deemed to constitute such suspension pursuant to such direction or consent as to each and every Tract of Project Land.

          (d) Each lease, sublease or contract relating to the exploration, drilling, development or operation for oil or gas on lands committed to this Agreement which, by its terms, might expire prior to the termination of this Agreement, is hereby extended beyond any such term so provided therein so that it shall be continued in full force and effect for and during the term of this Agreement.

     19. COVENANTS RUN WITH LAND. The covenants herein shall be construed to be covenants running with the lands with respect to the interest of the parties hereto and their successors in interest until this Agreement terminates, and any grant, transfer or conveyance of an interest in lands or leases subject hereto shall be and hereby is conditioned upon the assumption of all privileges and obligations hereunder by the grantee, transferee or other successor in interest. No assignment or transfer of any Working Interest shall be binding upon Project Operator nor shall any transfer of any Royalty Interest or other interest be binding on

                                      -14-
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the Working Interest owner responsible for payment or settlement thereof until the first day of the calendar month after Project Operator or the responsible Working Interest Owner, as the case may be, is furnished with the original, photostat or certified copy of the recorded instrument of transfer.

     Further, no assignment of any interest in this Agreement or the lands or leases subject hereto shall be effective unless approved by the Secretary and the Royalty Owners, such approval not to be unreasonably withheld.

     20. EFFECTIVE DATE. This Agreement shall become binding upon each party who executes or ratifies it as of the date of execution or ratification by such party and shall become effective as of 7:00 a.m. on the first day of the calendar month next following the approval of this Agreement by the Secretary.

     Project Operator shall within thirty (30) days after the effective date of this Agreement file of record in Duchesne County, Utah, a copy of this Agreement and a certificate to the effect that this Agreement has become effective according to its terms and stating further the effective date.

     21. TERM. The term of this Agreement shall be for and during the time that Project Substances can be produced in quantities sufficient to pay for the cost of producing same from wells on Project Land and for as long thereafter as drilling, reworking or other operations are prosecuted on Project Land without cessation of more than sixty (60) consecutive days, and so long thereafter as Project Substances can be produced as aforesaid, unless sooner terminated by the Secretary as provided in Section 8, Successor Project Operator, or by the Working Interest Owners as provided in Section 22.

     If at any time after this Agreement has been in effect for ten (10) years, there shall exist any section of land within the Project Area on which there is not either (i) a well producing

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either oil and/or gas in paying quantities, or (ii) an injection well then being used for project purposes, or (iii) a water source well providing water for project purposes, then if no drilling, reworking, or other operations are prosecuted on said section within 90 days from the date said section ceases to have a well as described above, then as to that section only, this Agreement shall terminate, and likewise the lease affecting such section of land shall terminate. Provided, however, that, even if the lease expires or the land is no longer within the Project Area, any then existing rights-of-way or other surface uses of such land shall be allowed to continue for so long as they are being used for project purposes.

     22. TERMINATION BY WORKING INTEREST OWNERS. This Agreement may be terminated at any time by Working Interest Owners owning ninety percent (90%) or more of the participation percentage in the Project Land with the approval of the Secretary. Notice of any such termination shall be given by the Project Operator to all parties hereto.

     Upon termination of this Agreement, the parties hereto shall be governed by the terms and provisions of the leases, contracts, and regulations affecting the separate Tracts, including abandonment and reclamation in accordance with applicable regulations.

     Notwithstanding the provisions of the leases combined under this Agreement, the Royalty Owners hereby grant the Working Interest Owners a period of six (6) months after termination of this Agreement in which to salvage, sell, distribute, or otherwise dispose of the personal property and facilities used in connection with operations under this Agreement.

     Project Operator shall, within thirty (30) days after the termination of this Agreement, file for record in the office or offices where a counterpart of this Agreement is recorded, a certificate setting forth the fact of such termination and the date thereof.

     23. RATE OF PROSPECTING, DEVELOPMENT AND PRODUCTION. The Secretary is hereby vested with authority to alter or modify from time to time in his discretion

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the quantity and rate of production under this Agreement when such quantity and rate is not fixed pursuant to applicable law or regulation or does not conform to any statewide voluntary conservation or allocation program which is established, recognized and generally adhered to by the majority of operators in such state, such authority being hereby limited to alteration or modification in the public interest, the purpose thereof and the public interest to be served thereby to be stated in the order of alteration or modification. Without regard to the foregoing, the Secretary is also hereby vested with authority to alter or modify from time to time at his discretion the rate of prospecting and development and the quantity and rate of production under this Agreement when such alteration or modification is in the interest of attaining the conservation objectives stated in this Agreement and is not in violation of any applicable law.

     Powers in this Section vested in the Secretary shall only be exercised after notice to Project Operator and opportunity for hearing to be held not less than fifteen (15) days after actual receipt of the notice.

     24. APPEARANCE. Project Operator shall, after notice to other parties affected, have the right to appear for and on behalf of any and all Working Interest Owners before the Department of Interior and to appeal from orders issued under the regulations of said Department or to apply for relief from any of said regulations or in any proceedings relative to operations before the Department of Interior, the Ute Indian Tribe, or any other legally constituted authority; provided, however, that any other interested party shall also have the right at his own expense to be heard in any such proceeding.

     25. NOTICES. All notices, demands or statements required hereunder to be given or rendered to the parties hereto shall be deemed fully given if given in writing, and either personally delivered to the party or upon receipt being sent by postpaid, registered or certified mail, return receipt requested, addressed to such party at the address such party has furnished

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to the party sending the notice, demand or statement. Notices may also be sent by facsimile and are deemed received upon receipt of such facsimile provided that a true copy of such transmission is forwarded to the receiving party within 24 hours of such transmission in accordance with the other terms of this Section.

     26. NO WAIVER OF CERTAIN RIGHTS. Nothing in this Agreement shall be construed as a waiver by any party hereto of the right to assert any legal or constitutional right or defense as to the validity or invalidity of any law of the Ute Indian Tribe, the state of Utah, or of the United States, or regulations issued thereunder in any way affecting such party, or as a waiver by any such party of any right beyond his or its authority to waive.

     27. UNAVOIDABLE DELAY. All obligations under this Agreement, except the payment of money, shall be suspended while, but only so long as Project Operator, despite the exercise of due care and diligence, is prevented from complying with obligations, in whole or in part, by strikes, acts of God, applicable Tribal, Federal, State or municipal law or agencies, unavoidable accidents, uncontrollable delays in transportation, inability to obtain necessary materials in open market, or other matters beyond the reasonable control of the Project Operator whether similar to matters herein enumerated or not. Project Operator shall have the duration of the delay added to any time of compliance for any affected obligation created by this Agreement.

     28. LOSS OF TITLE. In the event title to any Tract of Project Land shall fail and the true owner cannot be induced to join this Project Agreement, such Tract shall be automatically regarded as not committed hereto and there shall be such readjustment of future costs and benefits as may be required on account of the loss of such title. In the event of a dispute as to title as to any Royalty or Working Interest, or other interests subject hereto, payment or delivery on account of the amount or interest in dispute may be withheld without liability for interest until the dispute is finally settled.

Project Operator as such is relieved from any responsibility for any defect or failure of any title hereunder.

     29. SUBSEQUENT JOINDER. After the effective date of this Agreement, the commitment of any interest in any Tract within the Project Area shall be upon such equitable terms as may be negotiated by Working Interest Owners and the owner of such interest. After the effective date hereof, joinder by a Royalty Owner must be consented to in writing by the Working Interest Owner committed hereto and responsible for the payment of any benefits that may accrue hereunder in behalf of such Royalty Interest. Joinder by any Royalty Owner at any time must be accompanied or preceded by appropriate joinder by the owner of the corresponding Working Interest in order for the interest to be regarded as effectively committed. Joinder to this Agreement by a Working Interest Owner at any time must be accompanied by appropriate joinder to the Project Operating Agreement in order for the interest to be regarded as committed to this Agreement. Except as may otherwise herein be provided, subsequent joinders to this Agreement shall be effective as of the date of the filing with the Secretary of duly executed counterparts of all or any paper necessary to establish commitment of any Tract to this Agreement unless objection to such joinder is made within sixty (60) days by the Project Operator.

     30. COUNTERPARTS. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by all parties, or may be ratified or consented by separate instrument in writing specifically referring hereto which shall be binding upon all those parties who have executed such a counterpart, ratification or consent hereto with the same force and effect as if all such parties had signed the same document; provided, however, that parties owning or claiming an interest in the lands within the Project Area.

     31. NO PARTNERSHIP. It is expressly agreed that the relationship of the parties hereto is that of independent contractors and nothing in this Agreement contained, expressed or implied, nor any operations hereunder, shall create or be deemed to have created a partnership or association between the parties hereto or any of them.

     32. BORDER AGREEMENTS. Project Operator, subject to the provisions of the Project Operating Agreement and subject to approval of the Secretary, may enter into an agreement or agreements with the owners of adjacent lands with respect to operations designed to increase the ultimate recovery of oil and/or gas from the Project Formations, prevent waste, and protect the correlative rights of the parties.

     33. CORRECTION OF ERRORS. It is hereby agreed by all parties to this Agreement that Project Operator is empowered to correct any mathematical or clerical errors which may exist in the pertinent Exhibits to this Agreement; provided, however, that correction of any error other than mathematical or clerical shall be made by Project Operator only after first having obtained approval of Working Interest Owners and the Secretary. If any such corrections are made, Project Operator shall file not less than six (6) copies of the corrected pages of this Agreement or of the Exhibits hereto with the Secretary; Project Operator shall also provide, in conformance with Section 25, Notices, such corrected pages to the parties hereto.

     34. SPECIAL SURFACE STIPULATIONS. Nothing in this Agreement shall modify any lease stipulations attached to any individual lease included within the Project Area.

     35. RIGHTS-OF-WAY, EASEMENTS AND OTHER. The Royalty Owner with the concurrence of the Secretary agrees that without cost to the Project Operator or the Working Interest Owners, Royalty Owner shall promptly review, approve, and grant reasonable requests of the Project Operator, from time to time, for permits necessary, or incident to the conduct of its authorized activities, including without limitation permits for seismic and other studies, water, easements and rights-of-way, covering lands within or outside of the Project Area, necessary to conduct operations authorized by this Agreement. Furthermore, without limitation, the Royalty Owner grants to the Project Operator, and its subcontractors, the right to build and maintain, subject to regulations governing construction and maintenance thereof, transmission and other lines (including without limitation oil, gas, power, and water lines, even if the water is obtained from a source other than a well within the Project Area), storage and usual operational facilities within the boundaries of the Project Area without further charge therefor. The Royalty Owner shall conduct, at its own expense, all "on the ground" archeology and threatened and endangered species surveys necessary for the conduct of drilling operations on the Project Area. The Royalty Owner will provide all reasonable assistance to the Project Operator regarding any environmental assessment Project Operator must conduct. The Royalty Owner will join and assist the Project Operator with regard to any injection well permits it must seek from either the Environmental Protection Agency or the State of Utah. These services together with the free use of water produced from water source wells within the Project Area and the agreement not to charge for rights-of-way have been granted by the Royalty Owner in consideration for the increased royalty rates set forth in Section 12 hereof.

     36. REPORTING. In addition to the reports required to be filed with the Minerals Management Service by the applicable regulations, Project Operator shall file with the Secretary and the Ute Indian Tribe the following:

     a.   Producing Wells

          i.   Monthly reports of Operation. (MMS Form 3160).

          ii.  Monthly Report of Sales and Royalty Remittance (MMS Form 2014).

          iii. A copy of Gas Sale Statement.

          iv.  A copy of Crude Oil Sales Statement.

     b.   Drilling

          i. A copy of drilling time log kept in intervals not greater than 10 feet, from surface casing to total depth.

          ii. A copy of any log, including but not limited to, any electrical, radioactive, and diameter log.

          iii. A copy of any drillstem test.

          iv.  A copy of any core analysis.

          v.   A copy of any special test.

          vi.  A copy of the completion report.

     Further, the Project Operator agrees to meet with the Tribal Business Council of the Ute Indian Tribe during every January and July during each year this Agreement is in effect and present a review of operations and production from the Project Area for the prior six month period. The Project Operator will also discuss the next ensuing six month plan of operation, and will address any other issues relating to the Project Area as requested by the Business Council.

     37. INSURANCE. Project Operator shall maintain at all times during the course of this Agreement, insurance with respect to the Project Land, as follows:

          a. Workmen's Compensation Insurance in accordance with applicable laws on all employees of the Project Operator engaged in any manner under this Agreement.

          b. To the extent such coverage is available, Public Liability Insurance insuring against liability for bodily injury, including death, and property damage, in the amount of not less than $1,000,000.00 per person and $1,000,000.00 per occurrence for property damage, as the interests of the parties may appear, incurred or in any manner related to any and all operations or performance by the Project Operator or any of its officers, agents, representatives or employees of any and all obligations and provisions of this Agreement or any amendments or modifications hereto.

     38. UTE PREFERENCE (EMPLOYMENT AND CONTRACTING). The Project Operator shall give preference in employment to qualified members of the Ute Indian Tribe in all phases of operations performed, or to be performed under the terms of this Agreement, as required by applicable Tribal and Federal laws, rules, policies and regulations. The Project Operator agrees to abide by any applicable provisions of the Tribal law, as amended from time to time. The Project Operator shall contractually require its subcontractors and assignees to comply with all provisions referred to in this paragraph.

     39. ENVIRONMENT. The Project Operator acknowledges the concern of the Ute Indian Tribe for the surface environment of its Lands and the reclamation and protection thereof, and therefore, the Project Operator shall conduct itself with prudence, caution, and care for the environment at all times, shall conduct its operations in compliance with all applicable environmental laws, and shall contractually require its subcontractors and assignees to do the same.

     40. PRESERVATION OF ANTIQUITIES AND SACRED SHRINES. The Project Operator shall take all reasonable steps necessary in connection with its operations to preserve and protect Tribal antiquities and it shall further obtain all required permits and clearances prior to conducting operations on land involving such matters.

     41. DEFAULT. Upon receipt of written notice, the Project Operator, shall have thirty (30) days thereafter to cure a default existing under the provisions of this Agreement. If such default is not cured within said thirty (30) days and does not involve the Royalty Owner(s), either the Project Operator or the complaining party, if such party is a Working Interest Owner, may submit the dispute to arbitration under the terms of this Agreement and during the time the matter is subject to arbitration no further action shall be taken by the moving party in connection with the alleged default. Neither the Royalty Owner nor the Secretary shall be required to pursue arbitration, but rather shall be entitled to pursue any remedies available to such party. Once the matter has been arbitrated as between the Project Operator and/or Working Interest Owners, and a decision entered therein that a default does exist, then the defaulting party shall have thirty (30) days thereafter to cure the default; however, should the default (other than one calling for the payment of money) be of such a nature that same can not be reasonably cured within said period of time, then the defaulting party shall not suffer any penalty, or damages because thereof (including without limitation having its rights hereunder terminated), provided the said party, in good faith, makes and continues to make reasonable efforts to cure the default. If a default is determined to exist and is pecuniary in nature, then the amounts due and owing shall bear interest at the highest lawful rate not to exceed the prime rate then being charged by Chase Manhattan Bank plus two (2%) percent.

     42. ARBITRATION. The Working Interest Owners and Project Operator agree that all matters of dispute under this Agreement between themselves shall be submitted for determination to a Board of Arbitrators chosen as follows:

          a. Upon written demand of either party, and within ten (10) days from the date of demand, each party shall name an arbitrator and the two arbitrators so named by the parties hereto shall promptly thereafter choose a third arbitrator. If either party shall fail to name an arbitrator within ten (10) days from the date of demand, or if the arbitrators appointed by the parties shall fail to agree upon and appoint the third arbitrator, then upon written application by either party such third arbitrator shall be appointed by the President of the American Arbitration Association.

          b. The Board of Arbitrators so chosen shall proceed immediately to hear and determine the questions in dispute in accordance with the rules and procedures of the American Arbitration Association. The decision of the Board of Arbitrators, or majority thereof, shall be made within thirty (30) days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. In the event the Board of Arbitrators, or majority thereof, fail to make a decision within forty-five
     (45) days after the appointment of the third arbitrator, new arbitrators may, at the election of either party, be chosen in like manner as if no arbitrator had been previously selected.

          c. The decision of the arbitrators shall be rendered in writing and signed by the arbitrators, or a majority of them, and shall be final and binding on the parties thereto as to any questions or questions so submitted, and said parties shall abide by such decision and perform pursuant to the conditions thereof. All expenses in connection with such arbitration, including a reasonable compensation to the arbitrators, shall be divided equally between the parties hereto, with the exception of the expenses of counsel, witnesses and employees of the parties hereto which will be borne by the party incurring them.

          d. The arbitrators selected to act hereunder shall be qualified by education and training to pass upon the particular question in dispute. Therefore, it is agreed that if an engineering question is involved, qualified engineers shall be appointed, and similar procedure shall be followed in connection with other questions.

     43. BOND. The Project Operator agrees to provide sufficient evidence to both the Secretary and the Secretary that it shall have in place and maintain such operator's bond as required by the applicable regulations of the Secretary. Likewise, the Project Operator agrees to maintain any and all bonds required of it as a lessee in accordance with the applicable regulations.

     IT WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and have set opposite their respective names and date of execution.

                                            PROJECT OPERATOR:
Dated: 7/15/94
                                            PETROGLYPH OPERATING COMPANY, INC.
ATTEST:

/s/ [SIGNATURE APPEARS HERE]          By:   /s/ Robert A. Christensen
----------------------------                -------------------------
Secretary                                   Robert A. Christensen, President


                                            WORKING INTEREST OWNERS:
Dated: 7/14/94
                                            INLAND RESOURCES INC.
ATTEST:

/s/ Robert C. Murdock                  By:  /s/ Kyle R. Miller, President
---------------------                       -----------------------------
Secretary                                   Kyle R. Miller, President

                                            PETROGLYPH GAS PARTNERS, L.P.,
Dated: 7/15/94                              By:  Its General Partner,
                                                 PETROGLYPH ENERGY, INC.

ATTEST:

/s/ Robert A. Christensen              By:  /s/ Robert C. Murdock, President
-------------------------                   --------------------------------
Secretary                                   Robert C. Murdock, President


Date:  7/18/94

UTE INDIAN TRIBE                            UTE DISTRIBUTION CORPORATION


By:  /s/ Stewart Pike                  By:  /s/ Chris Denver
     ----------------                       ----------------
     Stewart Pike, Chairman                 Chris Denver
     Uintah and Ouray Tribal
      Business Committee

APPROVED:

Date:  1/27/95

UNITED STATES DEPARTMENT OF INTERIOR



By:  /s/ Perry Baker
     ---------------
     Perry Baker, Superintendent
     Uintah and Ouray Agency